                                                                    Exhibit 10.6
                                    West Bank

January 11, 2002

Mr. John S. Kirk, President
CE Software, Inc.
1801 Industrial Circle
West Des Moines, IA  50265

Replacement of Commitment Letter dated January 9, 2002

Dear John:

We are pleased to inform you that West Des Moines State Bank ("Bank") is willing to provide the following commitment under the following terms and conditions:

Facility: Multiple-advance Term Loan

Borrower: CE Software, Inc.

Amount: $650,000.00

Maturity: December 31, 2006

Collateral: A first and paramount lien interest in the general business assets of the Borrower and a mortgage interest subject only to a "CEBA" loan in an amount not to exceed $24,000.00 in the four acres of real property and building housing the operations of Borrower located at 1801 Industrial Circle, West Des Moines, Iowa.

Advances: Advances will fund the refinance of an existing mortgage and provide working capital for Borrower's operations. The amount of the loans (including the CEBA loan balance) shall not exceed 60% of the summary valuation of the appraised value of the real estate pledged as collateral. The Bank agrees that any advance of the loan required by Borrower in addition to the initial advance of approximately $500,000.00 must be acknowledged and approved by the Guarantor.

Rate: 9.00% fixed for the term of both loans.

Fees: $10,000.00 plus actual costs for appraisals, abstracting, title opinions, and filing fees.

Payments: Monthly principal and interest payments shall be required in an amount adequate to amortize the loan balance over a term not to exceed 15 years. In addition, the Bank shall escrow for real estate taxes and property and casualty coverage for the term of the loan.

Guarantor: John S. Kirk shall provide an unsecured personal guaranty to the Bank limited to an amount of $250,000.00 during the term of the loan. The Bank agrees that it will not call the guaranty or require any personal financial commitment from the Guarantor unless one or more of the following conditions exist:
1. The payment scheduled described above is in arrears.
2. The Borrower is delinquent in the payment of property taxes.
3. Evidence of insurance protecting the assets of Borrower pledged to the Bank is not acceptable or has not been provided to the Bank. 4. Financial statements required by the Bank from Borrower and Guarantor have not been delivered in form or content acceptable to the Bank or in a timely fashion. (The Borrower's financial statements contained in its quarterly 10-QSB and annual 10-KSB or equivalents will be considered acceptable.)

Other Terms and Conditions:
1) Borrower to provide Bank a quarterly internally prepared financial statement.
2) Borrower to provide Bank an audited financial report prepared annually.
3) Guarantor to provide Bank an internally prepared financial statement annually.
4) Borrower to pay all costs associated with closing and maintaining the loan.
5) Borrower to maintain all depository and merchant credit card accounts at Bank while loan is outstanding.
6) Borrower shall pay to the Bank a 5% prepayment penalty on the unpaid remaining principal balance in the event that the loan is refinanced by an external credit source during the term of the loan. The loan may be prepaid in an amount not to exceed 20% of the principal balance (measured at the beginning of the calendar year) annually through the recognition of excess cash flows. The 20% prepayment limitation is an amount in addition to the scheduled principal payments disclosed on the promissory note.

We appreciate the opportunity to provide financing for your facilities and look forward to a long and mutually beneficial relationship.

Your acceptance of this commitment must be documented by signing the acknowledgment below. This commitment will expire on January 31, 2002, unless extended in writing by Bank.

Please contact me at (515) 222-2322 with questions.

Sincerely,

Kevin J. Smith
Senior Vice President

We accept the above commitment this _11 th_ day of ___January_______, 2002.

Borrower: Guarantor:

CE Software, Inc.

By:  /s/ John S. Kirk                  By:  /s/ John S. Kirk
   ------------------------------         ------------------------------
 John S. Kirk, President                    John S. Kirk, President

                                       34